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Exhibit 10.1

JED OIL INC.

(the "Corporation")

STOCK OPTION PLAN

        1.    Purpose of the Plan

        1.1    The purpose of this stock option plan, as amended or varied from time to time, (the "Plan") is to provide the Participants with an opportunity to purchase common shares of the Corporation ("Common Shares") and to benefit from the appreciation thereof. This proprietary interest in the Corporation will provide an increased incentive for the Participants to contribute to the future success and prosperity of the Corporation, thus enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Corporation and its Subsidiaries to attract and retain individuals of exceptional skill.

        2.    Defined Terms

        2.1    Where used herein, the following terms shall have the following meanings:

          (a)   "Exchange" means the American Stock Exchange or, if the Common Shares are not then listed and posted for trading on such exchange, then on any stock exchange on which such shares are listed and posted for trading or any other regulatory body having jurisdiction as may be selected for such purpose by the board of directors of the Corporation (hereinafter referred to as the "Board");

          (b)   "Option" means an option to purchase Common Shares from treasury granted by the Board to a Participant, subject to the provisions contained herein;

          (c)   "Option Price" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted in accordance with Articles 4 and 8 hereof;

          (d)   "Participants" means the directors, employees and consultants of the Corporation or its Subsidiaries to whom an Option has been granted pursuant to the Plan of which all or a portion thereof remains unexercised;

          (e)   "Subsidiary" means any corporation that is a subsidiary of the Corporation, as such term is defined under subsection 2(4) of the Business Corporations Act (Alberta)], as such provision is from time to time amended, varied or re-enacted.

        3.    Administration of the Plan

        3.1    The Board shall administer this Plan. Options granted under the Plan shall be granted in accordance with determinations made by the Board pursuant to the provisions of the Plan as to: the Participants to whom, and the time or times at which, the Options will be granted; the number of Common Shares which shall be the subject of each Option; any vesting provisions attaching to the Option; and the terms and provisions of the respective stock option agreements, provided, however, that each director, employee or consultant shall have the right not to participate in the Plan and any decision not to participate shall not affect the employment by or engagement with, the Corporation. The Board shall ensure that Participants under the Plan are eligible to participate under the Plan, and, if required by the Exchange, shall represent, confirm and provide evidence of such eligibility as may be required.

        3.2    Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan and all stock option agreements entered into thereunder and may, from time to time, adopt such rules and regulations for administering this Plan as it may deem proper and in the best interests of the Corporation.

        4.    Granting of Option

        4.1    The Board may, from time to time, grant Options to the Participants. The grant of Options will be subject to the conditions contained herein and may be subject to additional conditions determined by the Board from time to time. Each Option granted hereunder shall be evidenced by an agreement in writing, signed on behalf of the Corporation and by the Participant, in such form as the Board shall approve. Each such agreement shall recite that it is subject to the provisions of this Plan.

        4.2    Subject to adjustment as provided in Section 8 hereof, the aggregate number of authorized but unissued Common Shares of the Corporation allocated and made available to be granted to Participants under the Plan, together with any authorized but unissued Common Shares reserved but unissued under any previous stock option plan of the Corporation, shall not exceed 10% of the issued and outstanding shares of the Corporation as at the date of grant. Common Shares in respect of which Options are cancelled or not exercised prior to expiry for any reason, shall be available for subsequent Option grants under the Plan. No fractional shares may be purchased or issued hereunder.

        4.3    The Corporation shall at all times during the term of the Plan, reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.

        4.4    All Options granted pursuant to this Plan shall be subject to rules and policies of the Exchange and any other regulatory body having jurisdiction.

        4.5    A Participant who has been granted an Option may, if otherwise eligible, and if permitted under the policies of the Exchange, be granted an additional Option if the Board so determines.

        5.    Option Price

        5.1    Subject to applicable Exchange approval, the Board shall fix the Option Price at the time the Option is granted to a Participant. In no event shall the price be less than the Market Price, which shall mean the closing trading price per Common Share on the Exchange on the last trading day preceding the date of grant on which there was a closing price (the "Closing Price") or, if the Common Shares are not listed on any stock exchange, a price determined by the Board; provided that, if the Board, in its sole discretion, determines that such Closing Price would not be representative of the market price of the Common Shares, then the Market Price shall mean the greater of the Closing Price and the weighted average price per share for the Common Shares for five (5) consecutive trading days ending on the last trading day preceding the date of grant on which there was a closing price on the Exchange; the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the Exchange during the said five (5) consecutive trading days, by the total number of Common Shares so sold.

        5.2    Once the Option Price has been determined by the Board and the Option has been granted, the Option Price may only be reduced if "disinterested" shareholder approval is obtained; provided that such "disinterested" shareholder approval is then a requirement of the Exchange or other regulatory body having jurisdiction.

        6.    Term of Option

        6.1    The term of the Option shall be a period of time fixed by the Board, not to exceed the maximum period of time permitted by the Exchange and, unless the Board determines otherwise, Options shall be exercisable in whole or in part at any time during this period in accordance with such vesting provisions, conditions or limitations as are herein contained or as the Board may from time to time impose or as may be required by the Exchange.

        6.2    Each Option and all rights thereunder shall be expressed to expire at the end of the Option term ("Expiry Time"), but shall be subject to earlier termination in accordance with Section 10.

        6.3    Subject to any specific requirements of the Exchange, the vesting period or periods within the Option term during which a Participant may exercise Options or a portion thereof shall be determined by the Board.

        7.    Exercise of Option

        7.1    Subject to the provisions of the Plan and the terms of any stock option agreement, an Option or a portion thereof may be exercised, from time to time, by delivery to the Corporation's principal office in Calgary, Alberta of notice in writing signed by the Participant or the Participant's legal personal representative and addressed to the Corporation (the "Exercise Notice"). The Exercise Notice shall state the intention of the Participant or the Participant's legal personal representative to exercise the said Option or a portion thereof, the number of Common Shares in respect of which the Option is then being exercised, and shall be accompanied by the full purchase price of the Common Shares which are the subject of the exercise. Such notice shall contain the Participant's undertaking to comply, to the satisfaction of the Corporation, with all applicable requirements of the Exchange and any applicable regulatory authorities.

        8.    Adjustments in Shares

        8.1    If the outstanding shares of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Corporation through re-organization, merger, re-capitalization, re-classification, stock dividend, subdivision or consolidation, an appropriate and proportionate adjustment shall be made by the Board, in its discretion, in the number or kind of shares optioned and the exercise price per share, as regards previously granted and unexercised Options or portions thereof, and as regards Options which may be granted subsequent to any such change in the Corporation's capital.

        8.2    Upon the liquidation or dissolution of the Corporation or upon a re-organization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another person, the Common Shares subject to any Option granted hereunder shall immediately vest and all Participants then entitled to exercise an unexercised portion of Options then outstanding shall have the right at such time to exercise their Options to the full extent not theretofore exercised.

        8.3    An Option may provide that whenever the Corporation's shareholders receive a "take-over bid" as defined in the Securities Act (Alberta), as amended from time to time, or any successor legislation thereto, pursuant to which the "offeror" would, as a result of such take-over bid if successful, beneficially own in excess of 50% of the outstanding Common Shares of the Corporation (a "Control Bid"), such Option may be exercised as to all or any of the Common Shares in respect of which such Option has not previously been exercised (including in respect of Common Shares not otherwise vested at such time) by the Participant (the "Bid Acceleration Right"). The Bid Acceleration Right shall commence on the date that the Control Bid is successful and end on the tenth (10th) day following the commencement of the Bid Acceleration Right. Notwithstanding the foregoing, the Bid Acceleration Right may be extended for such longer period as the Board may resolve.

        8.4    The Corporation may satisfy any obligations to a Participant hereunder by paying to the Participant in cash the difference between the exercise price of all unexercised Options granted hereunder and the fair market value of the securities to which the Participant would be entitled upon exercise of all unexercised Options.

        8.5    Determinations by the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The Corporation shall not be obligated to issue fractional securities in satisfaction of any of its obligations hereunder.

        9.    Decisions of the Board

        All decisions and interpretations of the Board respecting the Plan or Options granted thereunder shall be conclusive and binding on the Corporation and the Participants and their respective legal personal representatives and on all directors, officers, employees and consultants of the Corporation who are eligible to participate under the Plan.

        10.    Ceasing to be a Director, Officer, Employee or Consultant

        10.1  In the event of the Participant ceasing to be a director, officer, employee or consultant of the Corporation or a Subsidiary for any reason other than death, including the resignation or retirement of the Participant as a director, officer, employee or consultant of the Corporation or a Subsidiary and the termination by the Corporation or a Subsidiary of the employment of the Participant, prior to the Expiry Time, such Option shall cease and terminate within thirty (30) days following the effective date of such resignation or retirement or within thirty (30) days following the date notice of termination of employment is given by the Corporation or a Subsidiary, subject to such shorter period as may be otherwise specified in the stock option agreement, whether such termination is with or without reasonable notice, and shall be of no further force or effect whatsoever as to the Common Shares in respect of which an Option has not previously been exercised.

        10.2  Notwithstanding the foregoing, in the event of termination for cause, such Option shall cease and terminate immediately upon the date notice of termination of employment for cause is given to the Participant by the Corporation or a Subsidiary and shall be of no further force or effect whatsoever as to the Common Shares in respect of which an Option has not previously been exercised.

        10.3  In the event of the death of a Participant prior to the Expiry Time, such Option may be exercised as to such of the Common Shares in respect of which such Option has not previously been exercised (and as the Participant would have been entitled to purchase), by the legal personal representatives of the Participant at any time up to and including (but not after) a date one (1) year from the date of death of the Participant, unless a shorter time is specifically set out in the Participant's stock option agreement, or the Expiry Time, whichever occurs first, after which date the Option shall forthwith expire and terminate and be of no further force or effect whatsoever.

        10.4  Options shall not be affected by any change of employment of the Participant where the Participant continues to be employed by or serves as a director of or consultant to the Corporation or any of its Subsidiaries.

        11.    Transferability

        11.1  All benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of the Plan are non-transferable, non-assignable and are exercisable only by the Participant to whom the Option was granted unless specifically provided herein or to the extent, if any, permitted by the Exchange.

        12.    Amendment or Discontinuance of Plan

        12.1  The Board may amend or discontinue the Plan at any time without the consent of the Participants, provided that such amendment shall not alter or impair any Option previously granted under the Plan except as permitted herein, and that such amendment or discontinuance has been approved by the Exchange, and where necessary, by the shareholders.

        13.    Participants' Rights

        13.1  A Participant shall not have any rights as a shareholder of the Corporation until the issuance of a certificate for Common Shares upon the exercise of an Option or a portion thereof, and then only with respect to the Common Shares represented by such certificate or certificates.

        13.2  Nothing in the Plan or any Option shall confer upon any Participant any rights to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any such Subsidiary to terminate the employment of the Participant at any time; nor shall anything in the Plan or any option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Participant beyond the time such Participant would normally retire pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any contract of employment with the Corporation or any Subsidiary.

        14.    Approvals

        14.1  This Plan shall be subject to approval by the shareholders and to acceptance by the Exchange.

        14.2  Any Options granted prior to such approval and acceptance, if such approval and acceptance are required, shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance is given.

        15.    Government Regulation

        The Corporation's obligation to issue and deliver Common Shares under any Option is subject to:

          (a)   the satisfaction of all requirements under applicable securities laws in respect thereof and obtaining all regulatory approvals as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

          (b)   the admission of such Common Shares to listing on any stock exchange on which such Common Shares may then be listed; and

          (c)   the receipt from the Participant of such representations, warranties, agreements and undertakings as to future dealings in such Common Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

        In this regard, the Corporation shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares and for the listing of such Common Shares on the Exchange, in compliance with applicable securities laws. If any shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such shares shall terminate and the Option Price paid to the Corporation will be returned to the Participant.

        16.    Costs

        The Corporation shall pay all costs of administering the Plan.

        17.    Interpretation

        17.1  This Plan shall be governed by and construed in accordance with the laws of the Province of Alberta.

        18.    Compliance with Applicable Law

        18.1  If any provision of the Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

        19.    Effective Date of Plan

        19.1  The Plan has been adopted by the Board subject to the approval of the shareholders of the Corporation and, upon receipt of such approval, shall become effective as of the date of adoption of the Plan by the Board.

        IN WITNESS WHEREOF the Corporation has caused its corporate seal to be affixed hereto, in the presence of its directors duly authorized in that behalf, on the 16th day of January, 2004.

PLAN HISTORY

        Date approved by the Board of Directors January 16, 2004

        Date approved by the Shareholders

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JED OIL INC. (the "Corporation") STOCK OPTION PLAN